FIRST AMENDMENT TO
                    PREFERRED STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of May 9, 1997 between CRIIMI MAE Inc., a Maryland corporation (the "Company"), and MeesPierson Clearing Services B.V., a Netherlands corporation (the "Investor").

     WHEREAS, the Company and the Investor have entered into a Preferred Stock Purchase Agreement dated as of March 31, 1997 (the "Agreement"), pursuant to which, among other things, the Investor has agreed to purchase from the Company up to 300,000 shares of the Company's Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), on the terms and subject to the conditions set forth therein; and

     WHEREAS, the Parties wish to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

I. DEFINITIONS. Unless otherwise defined in this Amendment, all capitalized terms shall have the meanings given such terms in the Agreement.

II. AMENDED EXHIBIT. Exhibit C to the Agreement, the Form of Articles Supplementary to the Articles of Incorporation of the Company for the Series C Preferred Stock, is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

III. AMENDMENT TO ARTICLE I. Article I of the Agreement is hereby amended by deleting subsection 1.2(c) in its entirety and replacing it with the following:

         (c) At each Closing for the sale and purchase of Shares, (i) the Company shall satisfy, or the Investor shall waive, each of the conditions set forth in Section 4.2 and the Company shall deliver to the Investor (A) one or more stock certificates representing the Shares being purchased, registered in the name of the Investor or its nominee and (B) a put option exercise price equal to (x) the number of Shares being purchased and sold at such Closing multiplied by (y) $3, or such lower amount mutually agreed to by the Company and the Investor, in immediately available funds by wire transfer to such account as shall be designated to the Company in writing by the Investor at least two business days prior to the scheduled date of the Closing and (ii) the Investor shall satisfy, or the Company shall waive, each of the conditions set forth in Section 4.1 and the Investor shall deliver to the Company the Purchase Price in immediately available funds by wire transfer to such account as shall be designated to the Investor in writing by the Company.
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IV.  AMENDMENT TO ARTICLE III.  Article III of the Agreement is hereby amended by adding new Section 3.2 as follows:

           3.2 Covenants of the Investor.  The Investor covenants with the
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     Company that, during any Conversion Pricing Period (as such term is defined in the Articles Supplementary set forth in Exhibit C) neither the Investor nor its affiliates will engage in the sale of shares of Common Stock if such sale would constitute the last sale of shares of Common Stock prior to the scheduled time of closing of trading on the New York Stock Exchange (or on any other exchange or system on which the Common Stock is or may be listed or quoted) on any day on which such exchange is open for trading.

V. AMENDMENT TO ARTICLE V. Article I of the Agreement is hereby amended by deleting Section 5.13 in its entirety and replacing it with the following:

     Section 5.13.  Termination.  This Agreement may be terminated at any time
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     by the mutual consent of the Company and the Investor; provided that the provisions of Section 3.2 shall survive such termination.

VI. RATIFICATION. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect and the Agreement is hereby ratified and confirmed as of the date first written above.

VII. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law of such state.

VIII.COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IX. RESTATEMENT. The applicable provisions of this Amendment may be incorporated into an amended and restated version of the Agreement, which Agreement as amended and restated shall be the Stock Purchase Agreement dated as of March 31, 1997, as amended as of the date of this Amendment. All references in an amended and restated version of the Agreement to "as of the date hereof" and similar language are understood to mean March 31, 1997.

X.   CORPORATE AUTHORITY; ETC.  Each of the Company and the Investor
     represents that it has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CRIIMI MAE INC.                       MEESPIERSON CLEARING SERVICES B.V.


By:                                   By:
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Name:                                 Name:
Title:                                Title:


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                                      Name:
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